Exhibit 10.6

DiamondCluster International, Inc.
875 N. Michigan Avenue, Suite 3000
Chicago, IL 60611
312.255.5000

NOTICE OF GRANT OF RESTRICTED STOCK UNITS — GRANT #1 — PARTNER

«NAME» «ADDRESS1» «ADDRESS2» «CITY», «STATE/COUNTRY» «ZIP»	EMPLOYEE ID: «ID»

Plan:	«PLAN»
Grant Number:	«AWDNO»
Date of Grant:	«DATE»
Restricted Stock Units Granted:	«SHARES_»

The Shares will be issued as follows:

Shares	Vest / Issue Date

«SHARES1»	«VEST1»
«SHARES2»	«VEST2»
«SHARES3»	«VEST3»
«SHARES4»	«VEST4»
«SHARES5»	«VEST5»
«SHARES6»	«VEST6»

By accepting this grant, you and the Company agree that these Restricted Stock Units are granted under and governed by the terms and conditions of the Equity Plan indicated above, provided as part of this package, and the attached Restricted Stock Unit Agreement, both of which are incorporated herein and made a part of this document. All capitalized terms herein shall have the meanings ascribed by the attached Restricted Stock Unit Agreement.

DiamondCluster International, Inc.
875 N. Michigan Avenue, Suite 3000
Chicago, IL 60611
312.255.5000

NOTICE OF GRANT OF RESTRICTED STOCK UNITS — GRANT #2 — PARTNER

«NAME» «ADDRESS1» «ADDRESS2» «CITY», «STATE/COUNTRY» «ZIP»	EMPLOYEE ID: «ID»

Plan:	«PLAN»
Grant Number:	«AWDNO»
Date of Grant:	«DATE»
Restricted Stock Units Granted:	«SHARES_»

The Shares will be issued as follows*:

Shares	Vest / Issue Date

«SHARES1» «SHARES2» «SHARES3» «SHARES4»	«VEST1» «VEST2» «VEST3» «VEST4»

*	Vesting may be increased 2.5% annually for each 1% of revenue growth above 20%, until all shares have vested, based on each Unit’s annual organic net revenue growth (“Revenue Growth”), in constant currency. The CEO will determine Units (SBU and/or vertical or service line) annually and employees will be assigned to a Unit on April 1 of each fiscal year. Revenue Growth will be determined at the end of each fiscal year, and vesting may be increased the following May 15th as outlined in the example below:

Example:	This grants vests:	25% on November 15, 2008
25% on May 15, 2009
25% on November 15, 2009
25% on May 15, 2010

Revenue Growth for FY’06 is 30%, 10% (the percentage over 20%) * 2.5% = 25%. Vesting for this grant will be accelerated as follows:

25% on May 15, 2006
25% on November 15, 2008
25% on May 15, 2009
25% on November 15, 2009
0% on May 15, 2010

By accepting this grant, you and the Company agree that these Restricted Stock Units are granted under and governed by the terms and conditions of the Equity Plan indicated above, provided as part of this package, and the attached Restricted Stock Unit Agreement, both of which are incorporated herein and made a part of this document. All capitalized terms herein shall have the meanings ascribed by the attached Restricted Stock Unit Agreement.

DIAMONDCLUSTER INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

     WHEREAS, DiamondCluster International, Inc., a Delaware corporation (the “Company”), has adopted the DiamondCluster International, Inc. 1998 Equity Incentive Plan, as amended from time to time, and incorporated herein (the “Plan”), which provides for, among other things, the grant of restricted stock units to employees of the Company as selected by the Committee representing shares of $.001 par value common stock of the Company;

     WHEREAS, the individual designated on the attached “Notice of Grant of Restricted Stock Units” (the “Recipient”) has been selected by the Committee to receive Restricted Stock Units in accordance with the provisions of the Plan indicated on the Notice of Grant of Restricted Stock Units; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Restricted Stock Units.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Recipient to begin employment with the Company or to continue as an employee of the Company, the parties hereto hereby agree as follows:

     1.     Definitions.

     All capitalized terms used herein shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise in this Agreement.

     “Agreement” means this Restricted Stock Unit Agreement.

     “Committee” means the Company’s Office of the Chairman, as constituted from time to time, or any other committee appointed by the board of directors of the Company.

     “Date of Grant” means the date the Restricted Stock Unit award is granted, as set forth in the Notice of Grant.

     “Disability” means any medically determinable physical or mental impairment which prevents the Recipient from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Disability shall be determined by the Committee based upon medical reports and other evidence satisfactory to the Committee.

     “Employee” means an employee of the Company.

     “Notice of Grant” means the “Notice of Grant of Restricted Stock Units” attached hereto and incorporated herein by reference.

     “Restricted Stock Units” means the grant of units representing Stock of the Company. Upon vesting of the Restricted Stock Units, one share of Stock is issued for each Restricted Unit that vests in accordance with the terms of this Agreement and the Notice of Grant.

     “Partner” means the internal company designation for such position.

     “Partner Compensation Program” means the DiamondCluster International, Inc. Partner Compensation Program dated November 13, 2003, as amended from time to time.

     “Stock” means the $.001 per share par value common stock of the Company.

     “Value” means the average of the high and low price of a share of Stock on the NASDAQ National Market System on the vest date.

     “Vest Date” means the date upon which the Restricted Stock Unit becomes vested, as set forth in the Notice of Grant.

     2.     Grant of Restricted Stock Units.

     The Committee hereby awards to the Recipient the Restricted Stock Units, on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan and the Notice of Grant, which terms and conditions are incorporated herein by reference.

     3.     Restrictions on Transfer.

     The Restricted Stock Units may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except by will or under the laws of descent and distribution.

     4.     Vesting of Restricted Stock Units.

     (a)     The Restricted Stock Units will be replaced with Stock issued by the Company only upon and after the Vest Date.

     (b)     The Recipient’s vesting rights herein are predicated upon the Recipient’s continuous employment with the Company from the Date of Grant to the Vest Date. Except as provided below, no portion of this Restricted Stock Unit award shall vest after the date the Recipient ceases to be an Employee for any reason, and any unvested portion of the Restricted Stock Unit award in such case shall be canceled as of that date.

     (c)     Notwithstanding anything to the contrary in this Agreement or the Notice of Grant, if the Recipient dies or suffers a Disability prior to a Vest Date, and the Recipient was an Employee at the time of such death or Disability, the unvested portion of this RSU shall automatically vest on the date of such death or Disability.

     (d)     If the Recipient retires prior to April 1, 2006, the unvested portion of this RSU will be automatically forfeited. If the Recipient retires subsequent to April 1, 2006, the unvested portion of this RSU shall automatically vest on the date of such retirement.

     5.     Modification of Restricted Stock Units.

     At any time and from time to time the Committee may modify, extend or renew the Restricted Stock Units granted hereunder, provided that no such modification, extension or renewal shall impair in any respect the benefit of the Restricted Stock Units to the Recipient without the consent of the Recipient.

     6.     Stockholder Rights.

     The Recipient shall have none of the rights of a stockholder with respect to the Restricted Stock Units until the Company has issued Stock in lieu of the Units upon the vesting of such Units and such Stock has been duly recorded on the stock transfer books of the Company. The certificates representing the Stock issued in lieu of the Restricted Stock Units shall bear the legends provided in the Partner Compensation Program, if a partner, and any other required legends.

     7.     Other Documents.

     The Recipient acknowledges receipt of copies of the Plan and the Partner Compensation Program, if a Partner, and agrees to all of the respective terms, conditions, restrictions and limitations contained therein.

     8.     Continued Employment.

     The granting of this Restricted Stock Unit award is neither a contract nor a guarantee of continued employment; employment is and always will be on an at will basis. The granting of this Restricted Stock Unit award is a one-time discretionary act and it does not impose any obligations to offer future stock grants or awards.

     9.     Personal Data.

     In order to grant Restricted Stock Units to you, the Company may have had to and may continue to process your personal data that it currently has on record and/or data it may obtain from you in the future. Additionally, the Company may have had to and may continue to transfer (electronically or otherwise) such personal data to other DiamondCluster International, Inc. entities for processing in connection with the granting of Restricted Stock Units. Such transfer of personal data may be to other DiamondCluster International, Inc. entities outside of your country, in particular to DiamondCluster International, Inc. in the United States, and where necessary, may be further transferred to other DiamondCluster International, Inc. subsidiaries or to outside service providers (such as brokers). Your personal data will be treated as private and confidential and will only be used to the extent necessary in relation to the Restricted Stock Unit award and to comply with any applicable legal, regulatory, tax or accounting requirements. In accordance with the requirements of data protection legislation, your own personal data will be made available to you and in the event such data are incorrect, you may ask for its rectification upon written request. Employees wishing to exercise any such right of access and rectification should contact the Human Resources department in Chicago.

     By signing this Agreement you are acknowledging receipt of this notification and you are consenting to the processing and transfer of your personal data as described above. If you withhold your consent to the transfer and processing of your personal data, the Company will not be able to grant you the Restricted Stock Units.

     10.     Notices.

     All notices by one party to the other under this Agreement shall be in writing. Any notice under this Agreement to the Committee or to the Company shall be addressed to the Company at Suite 3000, 875 N. Michigan Avenue, Chicago, Illinois 60611, and any notice to the Recipient shall be addressed to the Recipient at the address listed on the Notice of Grant. If mailed by United States mail, properly addressed and proper postage prepaid or if sent by recognized overnight courier service, notice shall be effective on the date of mailing or delivery to such courier. If served personally, notice shall be effective as of the date of delivery to the address of the party to whom the notice is addressed. If the effective date as provided above is not a business day, the effective date shall be the next regular business day. Either party may at any time notify the other in writing of a new address for service of notice upon that party.

     11.     Severability.

     If any provision of this Agreement for any reason should be found by any arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion hereof, which remaining provision or portion shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion eliminated.

     12.     Agreed Forum.

     All acts required to be performed by the Recipient hereunder shall be deemed to be performed in Chicago, Cook County, Illinois, and the Recipient hereby submits to the jurisdiction of any state or Federal court located in Chicago, Illinois and waives any and all objections to the jurisdiction of such courts and the venue of any action brought therein.

     13.     Arbitration.

     In the event of a dispute relating to this Agreement, the parties agree to attempt in good faith to resolve the dispute among themselves. If this is unsuccessful, the parties shall attempt to mutually agree on an alternative dispute resolution mechanism. If the parties cannot so agree on an alternative dispute resolution mechanism, then the parties shall submit this dispute to binding arbitration under the Commercial Rules of the American Arbitration Association. The parties shall each bear one-half (1/2) of the costs of the alternative dispute resolution mechanism.

     In the event arbitration is chosen, each party shall select an arbitrator of its choice within 20 days of the giving or receipt of notice of arbitration. The two, in turn, shall choose a third presiding arbitrator. If the two shall be unable to agree upon the presiding arbitrators or if any party fails or refuses to appoint an arbitrator, the appointing authority shall have the power to make an appointment.

     The award of the arbitrators, which shall be in writing and furnished within thirty days of the last day of the hearing, shall be final and binding upon the parties and neither party shall appeal the award to any court. Judgment for enforcement of the award of the arbitrators may be entered in any court having jurisdiction thereof. The parties acknowledge that this provision and any award rendered pursuant to it shall be governed by the federal Uniform Arbitration Act.

     14.     Equitable Relief.

     The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, or may be made the subject of the arbitration proceedings described in the preceding section.

     15.     Applicable State Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___________day of ____________________________, 200_____.

RECIPIENT:	THE COMPANY:

DiamondCluster International, Inc.

(Signature)	Melvyn E. Bergstein Chairman and Chief Executive Officer

(Print Name)